As filed with the Securities and Exchange Commission on August 16. 2022

Registration No. 333-161647 Registration No. 333-179513

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161647

And

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-179513

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

_____________________

Delaware	31-0596149
(State of Incorporation)	(I.R.S. Employer
Identification No.)

23 Keewaydin Drive

Salem, New Hampshire 03079

(Address of principal executive offices) (Zip Code)

_____________________

STANDEX INTERNATIONAL CORPORATION

2008 Long Term Incentive Plan

(Full title of the plan)

_____________________

Alan J. Glass

Vice President, Chief Legal Officer & Secretary

23 Keewaydin Drive

Salem, New Hampshire 03079

(603) 893-9701

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the restraint is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_____________________

EXPLANATORY NOTE

The Standex International Corporation 2008 Long Term Incentive Plan (the "Plan") has expired and no awards are outstanding or may be issued under the Plan. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Standex International Corporation (the "Company") is filing this Post-Effective Amendment to the following Registration Statements to deregister all of the shares of the Company's common stock, par value $1.50 per share (the "Common Stock"), registered under the Registration Statements that remain unsold:

●    Registration Statement No. 333-161647 registering 750,000 shares of Common Stock, which was filed with the Securities and Exchange Commission and became effective on September 9, 2009.

●    Registration Statement No. 333-179513 registering 600,000 shares of Common Stock, which was filed with the Securities and Exchange Commission and became effective on February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of New Hampshire on August 16, 2022.

STANDEX INTERNATIONAL CORPORATION

BY:	/s/ David Dunbar
David Dunbar, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to Registration Statements has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Dunbar	President, Chief Executive Officer and Director	August 16, 2022
David Dunbar	(Principal Executive Officer)

/s/ Charles H. Cannon	Director	August 16, 2022
Charles H. Cannon

/s/ Thomas E. Chorman	Director	August 16, 2022
Thomas E. Chorman

/s/ Robin J. Davenport	Director	August 16, 2022
Robin J. Davenport

/s/ B. Joanne Edwards	Director	August 16, 2022
B. Joanne Edwards

/s/ Jeffrey S. Edwards	Director	August 16, 2022
Jeffrey S. Edwards

/s/ Thomas J. Hansen	Director	August 16, 2022
Thomas J. Hansen

/s/ Michael A. Hickey	Director	August 16, 2022
Michael A. Hickey

/s/ Ademir Sarcevic	Vice President and Chief Financial Officer	August 16, 2022
Ademir Sarcevic	(Principal Financial and Accounting Officer)